COMPANY CONTACT:	Investor Relations Contact:
Tony M. Shelby, Chief Financial Officer	Linda Latman (212) 836-9609
(405) 235-4546	Lena Cati (212) 836-9611
The Equity Group Inc.

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. REPORTS RESULTS
FOR THE 2008 SECOND QUARTER

Oklahoma City, Oklahoma .  .  . August 6, 2008 ..  .  . LSB Industries, Inc. (AMEX:LXU), today reported results for the second quarter and six months ended June 30, 2008.

Second Quarter 2008 Compared to Second Quarter 2007:

▪	Net sales increased 26.3% to $198.1 million from $156.8 million;
▪	Operating income rose 92.8% to $29.3 million from $15.2 million;
▪	Net income rose 35.6% to $17.9 million from $13.2 million;
▪	Diluted income per common share rose to $.75 per share from $.58 per share.

Of note:
      ▪   2008 operating and net income, as well as diluted income per share include income from a litigation judgment of approximately $7.6 million ($4.7 million net of tax).

      ▪   The provision for income taxes for the three months ended June 30, 2008, was $10.7 million compared to $0.2 million for the same period in 2007.

Six Months 2008 Compared to Six Months 2007:

▪	Net sales increased 17.9% to $358.5 million from $304.1 million;
▪	Operating income rose 69.7% to $48.7 million from $28.7 million;
▪	Net income rose 19.9% to $28.8 million from $24.0 million;
▪	After deducting preferred stock dividend requirements, net income applicable to common stock was $28.5 million, compared to $18.6 million;
▪	Diluted income per common share rose to $1.21 per share from $.87 per share.

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LSB Industries, Inc. News Release
August 6, 2008

Of note:
      ▪   2008 operating and net income, as well as diluted income per share include income from a litigation judgment of approximately $7.6 million ($4.7 million net of tax).

      ▪   The provision for income taxes for the six months ended June 30, 2008, was $17.4 million compared to $0.5 million for the same period in 2007.

Business Overview

Jack Golsen, LSB’s Chairman & CEO stated, “The favorable trend of the first quarter continued into the second quarter producing the best first half in the history of LSB with growth in net sales and profits of both our Climate Control and Chemical businesses.  It is especially gratifying that the bottom line gains were achieved despite the significant tax provision in the current periods versus a nominal tax provision for the 2007 reporting periods.”

Discussing the Climate Control Business, Barry H. Golsen, President & COO, noted, “Net sales increased 8% in the second quarter, due primarily to higher selling prices, sales mix and to a lesser extent, higher hydronic fan coil unit shipments.   The 23% improvement in operating income was achieved as a result of favorable raw materials hedging decisions as well as from our continued efforts to reduce costs and enhance manufacturing efficiencies. Despite continued weakness in the non-residential and residential construction markets, we booked $75.6 million in new orders in the second quarter, up 16% compared to $65.2 million in the same period of 2007.  New orders for our residential geothermal products were particularly strong.  At mid-year 2008, our backlog of confirmed orders was approximately $63.3 million compared to $62.1 million and $54.5 million at March 31, 2008 and December 31, 2007, respectively.  Equally important, we have maintained leadership in our niche markets.”

He continued, “While Chemical Business’s sales increased 43% due to significantly higher spot market prices for agricultural products as well as higher selling prices for industrial acids and mining products related to increased raw material feedstock prices, operating income rose even more sharply from $7.9 million to $20.5 million.  Excluding the impact of $7.6 million (net of attorneys’ fees) from the previously noted litigation judgment, our Chemical Business’s operating income increased 63%, to $12.9 million.”

Tony Shelby, LSB’s Executive Vice President & CFO noted, “Our financial position continues to strengthen.  We closed the second quarter with working capital of nearly $154.8 million and a 1 to 1 ratio of long-term debt to stockholders’ equity, before $48.5 million of cash on hand.  Our $50 million working capital revolver remains undrawn and available to fund operations, if needed.”

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LSB Industries, Inc. News Release
August 6, 2008

Conference Call

LSB’s management will host a conference call on Wednesday, August 6, 2008 at 5:15 pm EDT/4:15 pm CDT to discuss these results and recent corporate developments.  Participating in the call will be CEO, Jack E. Golsen; President and COO, Barry H. Golsen and Executive Vice President and CFO, Tony M. Shelby. Interested parties may participate in the call by dialing 706-679-3079.  Please call in ten minutes before the conference is scheduled to begin and ask for the LSB conference call.

To listen to a web cast of the call, please go to the Company’s website at www.lsb-okc.com at least 15 minutes before the conference call to download and install any necessary audio software.  If you are unable to listen live, the conference call web cast will be archived on the Company’s website for 90 days. We suggest listeners use Microsoft Explorer as their web browser.

LSB Industries, Inc.

LSB is a manufacturing, marketing and engineering holding company through its subsidiaries.  LSB’s principal business activities consist of the manufacture and sale of commercial and residential climate control products, such as geothermal and water source heat pumps, hydronic fan coils, large custom air handlers, the manufacture and sale of chemical products for the mining, agricultural and industrial markets, and the provision of specialized engineering services and other activities.  LSB is included in the Russell 2000 Index and the Russell 3000 Index.

This press release contains certain statements which may constitute forward-looking statements within the meaning of the Private Securities Reform Act of 1996.  Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from the forward-looking statements as a result of various factors, including, but not limited to, general economic conditions and the “Risk Factors” contained in, and the other factors listed under the heading “Special Note Regarding Forward-Looking Statements” in our 2007 Form 10-K as amended by our 10-K/A Amendment No. 1.

See Accompanying Tables

LSB INDUSTRIES, INC.
Notes to Unaudited Financial Highlights
Six and Three Months Ended June 30, 2008 and 2007
(Continued)

Six Months	Three Months
2008	2007	2008	2007
(In Thousands, Except Per Share Amounts)
Net sales	$358,507	$304,141	$198,052	$156,756
Cost of sales	277,009	237,432	154,311	122,099
Gross profit	81,498	66,709	43,741	34,657

Selling, general and administrative expense	40,222	36,994	21,458	18,693
Provisions for losses on accounts receivable	292	621	202	363
Other expense	657	518	476	494
Other income	(8,329)	(100)	(7,719)	(46)
Operating income	48,656	28,676	29,324	15,153

Interest expense	3,720	4,580	1,266	1,992
Non-operating other income, net	(862)	(73)	(345)	(31)
Income from continuing operations before provisions for income taxes and equity in earnings of affiliate	45,798	24,169	28,403	13,192
Provisions for income taxes	17,429	532	10,709	188
Equity in earnings of affiliate	(462)	(431)	(230)	(216)
Income from continuing operations	28,831	24,068	17,924	13,220

Net loss from discontinued operations	17	29	17	-
Net income	28,814	24,039	17,907	13,220

Dividends, dividend requirements and stock dividend on preferred stocks	306	5,405	-	217
Net income applicable to common stock	$28,508	$18,634	$17,907	$13,003

Weighted-average common shares:
Basic	21,115	18,615	21,172	19,713

Diluted	24,908	21,950	24,827	22,923

Income per common share:
Basic	$1.35	$1.00	$.85	$.66

Diluted	$1.21	$.87	$.75	$.58

(See accompanying notes)

LSB Industries, Inc. News Release
August 6, 2008
LSB Industries, Inc.
Notes to Unaudited Financial Highlights
 Six and Three Months Ended June 30, 2008 and 2007

Note 1:
Net income applicable to common stock is computed by adjusting net income by the amount of preferred stock dividends, dividend requirements and stock dividend.  Basic income per common share is based upon net income applicable to common stock and the weighted-average number of common shares outstanding during each period.  Diluted income per share is based on net income applicable to common stock plus preferred stock dividends and dividend requirements on preferred stock assumed to be converted, if dilutive, and interest expense including amortization of debt issuance costs, net of income taxes, on convertible debt assumed to be converted, if dilutive, and the weighted-average number of common shares and dilutive common equivalent shares outstanding and the assumed conversion of dilutive convertible securities outstanding.

Note 2:
In 2005, a subsidiary in our Chemical Business sued certain of its suppliers, in connection with their faulty repair of a hot gas expander of one of the subsidiary’s nitric acid plants.  As a result of defects in the repair, on October 8, 2004, the hot gas expander failed, leading to a fire at the nitric acid plant.  A trial was held in October 2006 resulting in a jury verdict awarding the subsidiary approximately $9.8 million in damages.  During April 2008, the Arkansas Supreme Court affirmed the award granted to the subsidiary by the lower court.  During June 2008, we received proceeds of approximately $11.2 million for this litigation judgment, which includes interest of approximately $1.4 million from which we paid attorneys’ fees of approximately $3.6 million.  The payment of attorneys’ fees of 31.67% of our recovery was contingent upon the cash receipt of the litigation judgment.  As a result, for the six and three months ended June 30, 2008, we recognized income of approximately $7.6 million, net of attorneys’ fees, which amount is classified as other income in the above Unaudited Financial Highlights.

Note 3:	Provisions for income taxes are as follows:

Six Months Ended June 30,		Three Months Ended June 30,
2008	2007	2008	2007
(In Thousands)
   Current:
Federal	$11,520	$446	$6,625	$232
State	1,724	86	909	(44)
Total Current	$13,244	$532	$7,534	$188
   Deferred:
Federal	$3,539	$-	$2,709	$-
State	646	-	466	-
Total Deferred	4,185	-	3,175	-
Provisions for income taxes	$17,429	$532	$10,709	$188

In the first six months of 2007, we had significant income tax net operating loss (“NOL”) carryforwards. In addition, we had valuation allowances in place against our deferred tax assets arising from the NOL carryforwards and other temporary differences.  As a result, the provisions for federal and state income taxes for the six months and three months ended June 30, 2007 were $0.5 million and $0.2 million, respectively.  During 2008, we anticipate that we will utilize the NOL carry forwards remaining at December 31, 2007 and recognize and pay income taxes at regular corporate rates.

Note 4:	Information about the Company’s operations in different industry segments for the six and three months ended June 30, 2008 and 2007 is detailed on the following page.

LSB INDUSTRIES, INC.
Notes to Unaudited Financial Highlights (Continued)
Six and Three Months Ended June 30, 2008 and 2007

Six Months Ended June 30,	Three Months Ended June 30,
2008	2007	2008	2007
(In Thousands)
Net sales:
Climate Control	$146,949	$145,823	$80,626	$74,518
Chemical	204,788	153,142	113,458	79,422
Other	6,770	5,176	3,968	2,816
	$358,507	$304,141	$198,052	$156,756

Gross profit: (1)
Climate Control (2)	$47,454	$42,628	$25,932	$21,921
Chemical (3)	31,852	22,242	16,499	11,710
Other	2,192	1,839	1,310	1,026
	$81,498	$66,709	$43,741	$34,657

Operating income (loss): (4)
Climate Control (2)	$21,182	$18,125	$11,855	$9,617
Chemical (3) (5)	32,627	15,646	20,502	7,936
General corporate expenses and other business operations, net (6)	(5,153)	(5,095)	(3,033)	(2,400)
	48,656	28,676	29,324	15,153

Interest expense	(3,720)	(4,580)	(1,266)	(1,992)
Non-operating other income (expense), net:
Climate Control	1	2	-	-
Chemical	64	82	60	54
Corporate and other business operations	797	(11)	285	(23)
Provisions for income taxes (7)	(17,429)	(532)	(10,709)	(188)
Equity in earnings of affiliate-Climate Control	462	431	230	216
Income from continuing operations (5)	$28,831	$24,068	$17,924	$13,220

LSB Industries, Inc. News Release
August 6, 2008

(1)	Gross profit by industry segment represents net sales less cost of sales. Gross profit classified as “Other” relates to the sales of industrial machinery and related components.

(2)
On our futures contracts for copper, during the six months ended June 30, 2008 and 2007, we recognized gains (realized and unrealized) of $2,685,000 and $350,000, respectively.  These gains contributed to an increase in gross profit and operating income.

(3)
During the six months ended June 30, 2008 and 2007, the amounts expensed for precious metals, net of recoveries and gains, were $3,562,000 and $1,392,000, respectively. In addition, during the three months ended June 30, 2008 and 2007, the amounts expensed for precious metals, net of recoveries were $1,102,000 and $494,000, respectively. These net expenses contributed to a decrease in gross profit and operating income.

(4)
Our chief operating decision makers use operating income by industry segment for purposes of making decisions, which include resource allocations and performance evaluations. Operating income by industry segment represents gross profit by industry segment less selling, general and administration expense (“SG&A”) incurred by each industry segment plus other income and other expense earned/incurred by each industry segment before general corporate expenses and other business operations, net. General corporate expenses and other business operations, net, consist of unallocated portions of gross profit, SG&A, other income and other expense.

(5)
For each of the six and three-month periods ended June 30, 2008, we recognized operating income of $7.6 million, relating to a litigation judgment.  Income from continuing operations for the six and three month periods ended June 30, 2008 includes $7.6 million ($4.7 million net of provision for income taxes) relating to the litigation judgment.

(6)
The amounts included are not allocated to our Climate Control and Chemical Businesses since these items are not included in the operating results reviewed by our chief operating decision makers for purposes of making decisions as discussed above.

(7)
In the first six months of 2007, we had significant income tax net operating loss (“NOL”) carry forwards. In addition, we had valuation allowances in place against our deferred tax assets arising from the NOL carry forwards and other temporary differences.  As a result, the provisions for federal and state income taxes for six months and three months ended June 30, 2007, were nominal. During 2008, we anticipate that we will utilize the NOL carry forwards remaining at December 31, 2007 and recognize and pay income taxes at regular corporate rates.

LSB INDUSTRIES, INC.
Condensed Consolidated Balance Sheets
(Information at June 30, 2008 is unaudited)

June 30, 2008	December 31, 2007
(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$48,524	$58,224
Restricted cash	31	203
Accounts receivable, net	95,540	70,577
Inventories:
Finished goods	39,558	28,177
Work in process	2,947	3,569
Raw materials	26,272	25,130
Total inventories	68,777	56,876
Supplies, prepaid items and other:
Deferred rent expense	433	-
Prepaid insurance	1,523	3,350
Precious metals	14,093	10,935
Supplies	4,228	3,849
Other	2,385	1,464
Total supplies, prepaid items and other	22,662	19,598
Deferred income taxes	6,190	10,030
Total current assets	241,724	215,508

Property, plant and equipment, net	89,230	79,692

Other assets:
Debt issuance and other debt-related costs, net	4,942	4,639
Investment in affiliate	3,608	3,426
Goodwill	1,724	1,724
Other, net	2,655	2,565
Total other assets	12,929	12,354
	$343,883	$307,554

(Continued on following page)

LSB INDUSTRIES, INC.
Condensed Consolidated Balance Sheets
(Information at June 30, 2008 is unaudited)

June 30, 2008	December 31, 2007
(In Thousands
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$51,508	$39,060
Short-term financing and drafts payable	131	919
Accrued and other liabilities	34,366	38,942
Current portion of long-term debt	912	1,043
Total current liabilities	86,917	79,964

Long-term debt	120,676	121,064

Noncurrent accrued and other liabilities:
Deferred income taxes	5,675	5,330
Other	7,547	6,913
	13,222	12,243
Contingencies

Stockholders' equity:
Series B 12% cumulative, convertible preferred stock, $100 par value; 20,000 shares issued and outstanding	2,000	2,000
Series D 6% cumulative, convertible Class C preferred stock, no par value; 1,000,000 shares issued	1,000	1,000
Common stock, $.10 par value; 75,000,000 shares authorized, 24,834,010 shares issued (24,466,506 at December 31, 2007)	2,483	2,447
Capital in excess of par value	126,909	123,336
Accumulated other comprehensive loss	(322)	(411)
Retained earnings (accumulated deficit)	12,071	(16,437)
	144,141	111,935
Less treasury stock at cost:
Common stock, 3,648,518 shares (3,448,518 at December 31, 2007)	21,073	17,652
Total stockholders' equity	123,068	94,283
	$343,883	$307,554